Exhibit 99.2

Q1 2024 Shareholder Letter 1

Q1 2024 Shareholder Letter 2

To Our Shareholders

Q1'24 revenue of $122.2 million was down 33% year-over-year, though it exceeded the midpoint of our guidance range. Net loss in Q1'24 was ($6.5) million while Adjusted EBITDA was $20.8 million, equating to a net loss margin of (5)% and an Adjusted EBITDA margin of 17%. Though results were above expectations discussed in our last earnings call, the labor market industry backdrop has remained challenging through the first few months of 2024. Seasonally adjusted hires in March were at their lowest point outside of COVID since December 2017[1]. The number of people quitting their jobs also remains low as the "Big Stay" persisted into Q1, with the latest quits rate below pre-pandemic levels[2]. Our flexible financial model, coupled with our robust balance sheet, has allowed ZipRecruiter to weather this industry-wide downturn and enter an eventual recovery from a position of strength.

Our Q2'24 guidance calls for revenue of $117 million at the midpoint. This reflects relatively flat sequential revenue, consistent with the trends which informed our Q1 guidance and implies the lowest sequential revenue decline since Q3'22. While this does not mark a return to "normal" seasonality, where revenue would ramp from Q1 to Q2, we see this as an early sign that the labor market downturn is potentially reaching a trough. We are poised to increase investment as opportunities arise, and alternatively are always prepared to show further cost discipline if conditions deteriorate.

We have strong conviction that technology solutions like ZipRecruiter will disrupt the recruitment industry in the coming years and over the course of economic cycles, fundamentally changing how employers and job seekers connect. Beyond our financial strength and flexibility, there are several strategic advantages that leave us well positioned for long-term growth. We have built an enduring brand, as demonstrated by the **+65% year-over-year organic job seeker traffic growth in Q1'24**. Our matching technology utilizes the billions of proprietary data points we have gathered from interactions between job seekers and employers in our marketplace. Phil, our AI-driven career advisor, has introduced many job seekers to what it's like to have an ally in the job search process. Our 150+ integrations with applicant tracking systems are nearly a decade in the making, making it easier for large enterprises to activate our solution.

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[1] U.S. Bureau of Labor Statistics, Total nonfarm hires, as of March 2024
[2] U.S. Bureau of Labor Statistics, Total nonfarm quits rate, as of March 2024

Q1 2024 Shareholder Letter 3

While there are many reasons we believe ZipRecruiter will win, what will drive market share gains over time are advancements in product and technology, which are the center of our investments today. There is no doubt that the industry backdrop has made the past few quarters challenging on the top-line, but we remain incredibly energized by our mission of actively connecting people to their next great opportunity.

Ian Siegel
Chief Executive Officer

David Travers
President

Tim Yarbrough
Chief Financial Officer

Q1 2024 Shareholder Letter 4

First Quarter 2024 Key Results

	Q1'24
Revenue	**$122.2 million** *(33)% y/y*
Quarterly Paid Employers[3]	**71.6K** *(32)% y/y*
Revenue per Paid Employer[3]	**$1,708** *(1)% y/y*
Gross Margin	**89%**
Net Income (Loss)	**($6.5) million**
Net Income (Loss) Margin	**(5)%**
Adjusted EBITDA[3]	**$20.8 million**
Adjusted EBITDA Margin[3]	**17%**

Financial Outlook

	Q2'24
Revenue	**$114 - $120 million**
Adjusted EBITDA[3] *Adjusted EBITDA margin*	**$12 - $18 million** *11% - 15%*

[3] See "Key Operating Metrics and Non-GAAP Financial Measures" below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA.

Q1 2024 Shareholder Letter 5

Growth Strategies and Recent Progress

We believe we are still in the early stages of using smart matching technology to transform how employers and job seekers come together. We are leaning into product and technology investments to capture this massive opportunity, and are making continued progress improving outcomes for employers and job seekers.

Growth Strategy #1: Increase the number of employers and the Revenue per Paid Employer in our marketplace

We had 72k Quarterly Paid Employers in Q1'24, a decrease of 32% year-over-year and an increase of 1% sequentially. While the year-over-year decrease in Quarterly Paid Employers is primarily reflective of reduced demand from SMBs, which make up the vast majority of our Paid Employers, the flat sequential movement suggests an early sign of stabilization in employer demand in 2024.

Revenue per Paid Employer was $1,708 in Q1'24, a decrease of 1% year-over-year and a decrease of 11% quarter-over-quarter. We view the year-over-year decrease as demonstrative of continued softness in hiring demand and employer willingness to pay, while the sequential decline is consistent with seasonality observed in prior years. The year-over-year and sequential declines are again driven in part by larger enterprises, which continue to hire cautiously through early 2024. As a result, performance-based revenue was 21% of total revenue in Q1'24, compared to 22% in both Q4'23 and Q1'23.

Growing revenue from enterprise employers is a massive opportunity for ZipRecruiter. Our ongoing effort to introduce new applicant tracking system (ATS) integrations and improve upon existing ones is an investment years in the making, and a key strategy to growing enterprise revenue over time. These ATS integrations create value across our marketplace, with job seekers and our ATS partners benefitting from a smoother application experience and employers receiving a higher volume of applications. In Q1, we completed one of our newest ATS integrations with iCIMS. With this integration, employers will be able to seamlessly tap into ZipRecruiter's marketplace and unleash our matching technology to drive talented applicants to their job

Q1 2024 Shareholder Letter 6

openings. Job seekers can use ZipApply, our frictionless application process, to apply to jobs in the iCIMS ATS without ever leaving the ZipRecruiter marketplace. **Click-to-apply conversion increases by more than 4x when customers move from external apply to ZipApply**.

Our automated campaign optimization solution launched in 2023 continues to get better at improving employers' efficacy in hitting their desired campaign targets. In Q1'24, it was 17% more effective at achieving campaign targets than the prior quarter, and nearly 40% more effective compared to Q1'23. We believe that increasing the efficiency by which we achieve customer's targets will lead to growth in enterprise revenue over time.

Growth Strategy #2: Increase the number of job seekers in our marketplace

We continue to see strong organic job seeker activity, driven by multi-year brand investments. **In Q1'24, organic visits from job seekers grew 30% sequentially and over 65% year-over-year.** Strong organic job seeker activity is a primary reason why we have been able to significantly reduce marketing expenses as we balance our two-sided marketplace during this period of subdued hiring activity. Additionally, **downloads for our industry-leading mobile app for iOS and Android grew nearly 23% year-over-year**, and engagement has remained strong as job clicks from our mobile apps increased 19% year-over-year.

Job seekers are not always ready to apply when evaluating a job, preferring to "save" it and return later. In Q1'24, we rolled out product improvements for this capability. As a result, **the quantity of saved jobs *and* a job seeker's application rate for a saved job each increased by nearly 8%**. These users are also more likely to be a Great Match for the jobs they saved.

Additionally, in Q1'24 we streamlined the user experience for job seekers who prefer to hear about jobs via text messaging, which resulted in nearly 7x more opt-ins than the prior process flow. As our matching technology continues to improve, we send job seekers a text faster about a fresh, relevant job when our technology is confident in the potential match, rather than waiting to only send a text when job seekers are invited to apply to a job by an employer. **As a result, applications driven by text messaging grew by over 3x in Q1'24 compared to the prior quarter.**


9:41
ZipRecruiter >
ZipRecruiter: Here's a new fresh job for you. TERRA Staffing Group just listed their Customer Service Specialist job. Tap to learn more: https://ziprecruiter.com/k/YiczWXfbd8

Q1 2024 Shareholder Letter 7

Growth Strategy #3: Make our matching technology smarter over time

We bring job seekers and employers together using machine learning and AI, leveraging observed behavior across billions of interactions to power and train our proprietary matching algorithms. This technology gets demonstrably smarter over time, improving outcomes for both employers and job seekers.

Employers are more likely to give a positive hiring signal[4] to earlier applicants than those applying later. Similarly, job seekers benefit from jobs with fewer applicants given the increased chances of moving forward in the process. In Q1'24 we rolled out an improvement in our algorithms for some job postings to drive more job seekers toward jobs with fewer applicants. These are great jobs for job seekers because there is less competition from other applicants to get the job. This also benefits employers by optimizing application volume for their jobs. These algorithmic improvements are the result of long-term technology investments, and these investments are bearing fruit. For example, **our subscription-based jobs saw a year-over-year increase of 19% in applications per job in Q1'24**.

[4]A positive hiring signal is defined as an indicator that the most recent action an employer has taken towards a job seeker is one of the following: contacted, interviewed, offered, or hired.

Q1 2024 Shareholder Letter 8

Q1’24 Financial Discussion


Revenue ($ in millions)
$183.7
$170.4
$155.6
$135.9
$122.2
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Revenue

Revenue for Q1’24 was $122.2 million, down 33% year-over-year and down 10% quarter-over-quarter. The decrease year-over-year is primarily due to continued softness in hiring demand. While Quarterly Paid Employers were relatively stable sequentially, a decrease in Revenue per Paid Employer resulted in a sequential decrease in revenue.


Quarterly Paid Employers (000s)
105.9
101.6
89.7
70.7
71.6
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Quarterly Paid Employers

We had 71,572 Quarterly Paid Employers in Q1’24, down 32% year-over-year and up 1% sequentially. The decrease year-over-year is due to a weaker hiring market throughout 2023 persisting into Q1’24. However, Q1’24 is the first quarter with a sequential increase in Quarterly Paid Employers since 2022, which is a potential sign of stabilization in the hiring market.


Revenue per Paid Employer
$1,734
$1,677
$1,736
$1,922
$1,708
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Revenue per Paid Employer

Revenue per Paid Employer for Q1’24 was $1,708, down 1% year-over-year and down 11% sequentially. The sequential decrease is primarily due to typical Q4 seasonality, while the decrease year-over-year represents a lower willingness to pay from employers as hiring activity decreased over the past year.


GAAP Gross Margin
89%
91%
91%
90%
89%
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Gross Profit and Margin

Gross profit for Q1’24 was $108.9 million, down 33% year-over-year and down 11% sequentially. The decreases year-over-year and quarter-over-quarter continue to be driven by revenue declines. Gross margin for Q1’24 was 89%, consistent with the prior year.

Q1 2024 Shareholder Letter
9

Operating Expenses

Total operating expenses for Q1'24 were $109.8 million, compared to $152.2 million in Q1'23 and $109.2 million in Q4'23. The decrease in total operating expenses year-over-year was primarily driven by lower sales and marketing expenses, as we continue to moderate our investments in response to employer demand, and other personnel-related expense reductions. Total operating expenses were flat quarter-over-quarter, with modest increases to sales and marketing and research and development offset by lower general and administrative expenses.


GAAP S&M Expense
% of Revenue
48%
42%
36%
36%
45%
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Sales and Marketing (S&M) expenses were $54.7 million in Q1'24, or 45% of revenue, compared to $88.4 million, or 48% of revenue, in Q1'23, and $49.1 million, or 36% of revenue, in Q4'23. The decrease in sales and marketing expense year-over-year was primarily driven by lower media-related employer marketing investments in the current quarter, while the sequential increase reflects an increase in investment as we ramp spend up following a typical lower Q4 driven by seasonality.


GAAP R&D Expense
% of Revenue
21%
23%
21%
24%
30%
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Research and Development (R&D) expenses were $36.1 million in Q1'24, or 30% of revenue, compared to $38.3 million, or 21% of revenue, in Q1'23, and $32.8 million, or 24% of revenue, in Q4'23. R&D spend year-over-year decreased slightly primarily due to lower personnel-related expenses. R&D spend increased sequentially as we continue to invest in the teams that support our innovative products.


GAAP G&A Expense
% of Revenue
14%
13%
13%
20%
16%
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

General and Administrative (G&A) expenses were $19.1 million in Q1'24, or 16% of revenue, compared to $25.5 million, or 14% of revenue, in Q1'23, and $27.3 million, or 20% of revenue, in Q4'23. The decrease in general and administrative expenses year-over-year was driven by lower personnel-related expenses, while the sequential decrease was driven by lower stock-based compensation in the current quarter, driven by a one-time $7.5 million charge in Q4'23 resulting from the cancellation of the market-based restricted stock units granted to our CEO.

Q1 2024 Shareholder Letter
10

Net Income (Loss) and Adjusted EBITDA


Adjusted EBITDA Margin
19%
25%
35%
31%
17%
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

We had a net loss in Q1'24 of ($6.5) million, compared to net income of $5.0 million in Q1'23 and net income of $5.6 million in Q4'23. Adjusted EBITDA was $20.8 million, equating to an Adjusted EBITDA margin of 17%, in Q1'24, compared to $35.3 million, with a margin of 19%, in Q1'23, and $42.4 million, with a margin of 31%, in Q4'23. Net income and Adjusted EBITDA decreases both year-over-year and quarter-over-quarter are primarily related to revenue declines.

Fully Diluted Shares

As of March 31, 2024, ZipRecruiter had a fully diluted capitalization of 113 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) the shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of March 31, 2024, the remaining amount available to repurchase under our $550 million share repurchase program was $57.0 million.

Cash, Cash Equivalents and Marketable Securities


Cash, Cash Equivalents & Marketable Securities ($ in millions)
$519.1
$497.2
$497.0
$520.1
$513.0
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24

Cash, cash equivalents and marketable securities was $513.0 million as of March 31, 2024, compared to $519.1 million as of March 31, 2023, and $520.1 million as of December 31, 2023. The decrease in cash, cash equivalents and marketable securities year-over-year was primarily due to $93.5 million of repurchases of Class A common stock under our share repurchase program over the past 12 months partially offset by cash flow from operations. In Q1'24, we purchased 0.5 million shares totaling $6.4 million.

Q1 2024 Shareholder Letter
11

Financial Outlook Quarterly Guidance The macroeconomic backdrop continues to be challenging and uncertain, and we remain prepared for a wide range of outcomes in 2024. Assuming continued signs of stabilization of the hiring market referenced above, we believe it remains prudent to continue long-term product, technology and marketing investments in our marketplace, yielding low-to-mid teens Adjusted EBITDA margins in 2024. We are constantly assessing the state of the labor market, letting data lead our decision making. We are poised to increase investment as opportunities arise, and alternatively are always prepared to show further cost discipline if conditions deteriorate. Our Q2’24 revenue guidance of $117 million at the midpoint represents a 31% decline year-over-year, and a 4% decline quarter-over-quarter, implying the lowest sequential revenue decline we have seen since Q3’22. Our Adjusted EBITDA guidance for Q2’24 is $15 million at the midpoint, or a 13% Adjusted EBITDAmargin. This reflects a modest increase in operating expenses as we continue to hire top talent to invest in product and technology. Q1 2024 Shareholder Letter 12

Forward-Looking Statements

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and expected hiring activity; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the second quarter of 2024; statements regarding our expected future revenue growth, Adjusted EBITDA profitability, capital allocation strategy and key strategies; statements regarding our beliefs regarding the early stages of transforming how employers and job seekers come together; statements regarding increased employer demand, as well as statements that include the words "expect," "intend," "plan," "believe," "project," "forecast," "estimate," "may," "should," "anticipate" and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners' financial condition and results of operations; our ability and the ability of third parties to protect our users' personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the twelve months ended December 31, 2023 that we filed with the SEC and our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Q1 2024 Shareholder Letter 13

Conference Call Details Wewill host a conference call to discuss our financial results on Thursday, May 9, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Thursday, May 16, 2024. To listen to the replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and use the Conference ID 9351892. Q1 2024 Shareholder Letter 14

CONDENSEDCONSOLIDATEDBALANCESHEETS (UNAUDITED) (in thousands) Q1 2024 Shareholder Letter 15

CONDENSEDCONSOLIDATEDSTATEMENTSOFOPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q1 2024 Shareholder Letter 16

CONDENSEDCONSOLIDATEDSTATEMENTSOFCASHFLOWS (UNAUDITED) (in thousands) Q1 2024 Shareholder Letter 17

RECONCILIATION OF GAAP NET INCOME/LOSS TO ADJUSTED EBITDA (UNAUDITED)

(in thousands, except Adjusted EBITDA margin data)

	Three Months Ended March 31,	
	2024	2023
GAAP net income (loss)	$ (6,505)	$ 5,011
Stock-based compensation	18,576	21,571
Depreciation and amortization	3,110	2,731
Interest expense	7,356	7,341
Other (income) expense, net	(4,879)	(5,022)
Income tax expense	3,122	3,630
Adjusted EBITDA	$ 20,780	$ 35,262
Adjusted EBITDA margin	17 %	19 %

RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED)

(in thousands)

	Three Months Ended March 31,	
	2024	2023
GAAP cost of revenue	$ 13,321	$ 20,622
Less:		
Stock-based compensation	173	227
Depreciation and amortization	1,073	878
Non-GAAP cost of revenue	$ 12,075	$ 19,517

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED)

(in thousands)

	Three Months Ended March 31,	
	2024	2023
GAAP sales and marketing expense	$ 54,693	$ 88,352
Less:		
Stock-based compensation	2,832	3,618
Depreciation and amortization	275	380
Non-GAAP sales and marketing expense	$ 51,586	$ 84,354
GAAP research and development expense	$ 36,076	$ 38,294
Less:		
Stock-based compensation	9,460	9,787
Depreciation and amortization	1,608	1,252
Non-GAAP research and development expense	$ 25,008	$ 27,255
GAAP general and administrative expense	$ 19,055	$ 25,521
Less:		
Stock-based compensation	6,111	7,939
Depreciation and amortization	154	221
Non-GAAP general and administrative expense	$ 12,790	$ 17,361

Q1 2024 Shareholder Letter 18

FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q1 2024 Shareholder Letter 19

Key Operating Metrics and Non-GAAP Financial Measures

This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period.

We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization.

We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization.

We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period.

Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business.

Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business.

These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q2'24 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

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